                                                                    Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BLUESTONE SOFTWARE, INC.


         Bluestone Software, Inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation, by written consent filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Corporation and submitting the same to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board hereby deems it advisable and in the best interest of the Company to amend the Company's Certificate of Incorporation as follows:

                           (a) The first clause of "Authorized Capital Stock"of Article FOURTH shall be amended to read as follows:

                                            The Corporation shall have the
                                            authority to issue an aggregate
                                            77,300,187 shares of capital stock
                                            which shall be divided into
                                            53,800,000 shares of Common Stock,
                                            par value $.001 per share ("Common
                                            Stock")

                           (b) Section B.4(d)(i)(C)(2) shall be amended such that the reference to "stock option plan" shall be replaced with "stock option plans (including the Director's Compensation
                                    Plan)"

                           (c) The first sentence of Section E.1(a) of Article FOURTH shall be replaced with the following:

                                            Subject to Section E.2(a) of this
                                            Article IV, the Board shall consist
                                            of seven (7) members.

                           (d) The fifth sentence of Section E.1(a) of Article FOURTH shall be replaced with the following:

                                            The holders of the Series A
                                            Preferred Stock and the Series B
                                            Preferred Stock and the Common
                                            Stock, voting together as a
                                            class, shall be entitled to elect,
                                            three (3) members of the Board at
                                            each meeting or pursuant to each
                                            consent of the Corporation's
                                            stockholders for the election of
                                            directors.

                           (e) Section E.4(d)(iii) of Article FOURTH shall be amended such that the reference to "1996 Incentive and Non-Qualified Stock Option Plan" shall be replaced with "1996 Incentive and Non-Qualified Stock Option Plan or the Corporation's Directors' Compensation Plan"


         SECOND: That the stockholders of the Corporation duly consented in writing to the aforesaid amendment in accordance with the provisions of
Section 228 of the DGCL.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.


         IN WITNESS WHEREOF, Bluestone Software, Inc. has caused this Certificate to be signed by Kevin Kilroy, its President and Chief Executive Officer, this 15th day of June, 1999.


                                     BLUESTONE SOFTWARE, INC.


                                     /s/ Kevin Kilroy
                                     -----------------------------
                                     Kevin Kilroy
                                     President and Chief Executive Officer

                                                                  Exhibit 3.1

                            BLUESTONE SOFTWARE, INC.

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION




                                  MAY 24, 1999

                            BLUESTONE SOFTWARE, INC.


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         Bluestone Software, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The present name of the Corporation is "Bluestone Software, Inc.," which is the name under which the Corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 13, 1997.

         SECOND: This Third Amended and Restated Certificate of Incorporation (this "Certificate") amends and restates in its entirety the present Second Amended and Restated Certificate of Incorporation of the Corporation, as amended. This Certificate has been duly adopted and approved by the board of directors of the Corporation and the stockholders of the Corporation in accordance with the provisions of Section 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

         FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, shall be amended and restated in its entirety to read as set forth in Exhibit "A" hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this 24th day of May, 1999.


                                     BLUESTONE SOFTWARE, INC.


                                     By:   /s/ S. Craig Huke
                                        -------------------------------------
                                           S. Craig Huke, Sr. Vice President

                                                                       Exhibit A


                            BLUESTONE SOFTWARE, INC.

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


                                    ARTICLE I


         NAME. The name of the corporation is Bluestone Software, Inc. (the "Corporation").

                                   ARTICLE II

         REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 1201 Market Street, Suite 1600, Wilmington, DE 19801. The name of its registered agent at such address is PHS Corporate Services, Inc.

                                   ARTICLE III

         PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         AUTHORIZED CAPITAL STOCK. The Corporation shall have the authority to issue an aggregate 76,800,187 shares of capital stock which shall be divided into 53,300,000 shares of Common Stock, par value $.001 per share ("Common Stock"), as more fully described in Section A of this Article IV below, 5,526,316 shares of Series A Convertible Preferred Stock, par value $.001 per share, as more fully described in Section B of this Article IV below (the "Series A Preferred Stock"), 8,782,695 shares of Series B Convertible Preferred Stock, par value $.001 per share, as more fully described in Section C of this
Article IV below (the "Series B Preferred Stock"), and 9,191,176 shares of Series C Convertible Preferred Stock, par value $.001 per share, as more fully described in Section D of this Article IV below (the "Series C Preferred Stock"), (collectively, with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").

         A.       COMMON STOCK.

                  1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior right as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board"), out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

                  2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, subject to the preferential rights of the outstanding shares of Preferred Stock, the holders of shares of Common Stock and Series B Preferred Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by such stockholders and into which their shares of Series B Preferred Stock are convertible as of the date fixed for the determination of the amounts available for distribution.

                  3.       REDEMPTION.  The Common Stock is not redeemable.

                  4. VOTING RIGHTS. Subject to Section E of this Article IV and except otherwise provided by law or in this Third Amended and Restated Certificate of Incorporation, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (the "Bylaws"), and shall be entitled to vote upon such matters and in such manner as may be provided by law.

         B. SERIES A PREFERRED STOCK. The Series A Preferred Stock shall have the preferences, powers, qualifications, limitations and restrictions applicable thereto as follows:

                  1.       DIVIDENDS.

                           (a) Subject to the prior rights of holders of the
Series C Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation at the rate of $.057 per share per annum for the Series A Preferred Stock, commencing on the date of issuance of such share of Series A Preferred Stock (the "Series A Original Issue Date"), payable when and as declared by the Board. Such dividends shall accrue on each share from the Series A Original Issue Date of such share, and shall accrue thereafter from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, if all or any portion of such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. No dividend or distribution in cash, shares of stock or other property on the Series B Preferred Stock shall be declared or paid or set apart for payment unless, at the same time, a dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock payable on the same date, in an amount which bears the same proportion to the amount of such dividend or distribution on the Series B Preferred Stock as the amount of the annual cash dividend on the Series A Preferred Stock specified in the first sentence of this Section B.1(a) bears to the annual cash dividend on the Series B Preferred Stock specified in the first sentence of Section C.1(a), and any cash dividend or distribution so paid to the holders of Series A Preferred Stock shall be credited against the cash dividend otherwise payable under the first sentence of this Section B.1(a). The payment of any dividend on the Series A Preferred Stock may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Upon conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Section B.4: (i) the Corporation shall pay to the holders of shares of

Series A Preferred Stock so converted all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series A Preferred Stock to the extent assets are legally available therefor; or (ii) at the election of the holder of Series A Preferred Stock so converted, and subject to the approval of the holders of at least a majority of the then outstanding shares of Common Stock, such holder shall have the right to exchange any and all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series A Preferred Stock for shares of Common Stock at the then fair market value as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board. Any accumulated dividends (whether or not declared) on the Series A Preferred Stock that become payable but were not paid because assets were not legally available therefor shall be paid promptly as assets become legally available therefor, and any partial payment shall be made pro rata among the holders of such shares.

                           (b) In addition to the dividends set forth in Section
B.1(a), in the event that the Corporation shall declare a non-cash dividend or distribution upon its Common Stock, including, without limitation, any distribution of capital stock (other than Common Stock) of the Corporation, stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, other assets or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series A Preferred Stock are convertible as of the date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                           (c) Subject to the prior rights of the Series C
Preferred Stock, in the event that it is determined that the holders of shares of the Series A Preferred Stock are subject to the payment of federal or state income tax with respect to any accrued but unpaid dividends (whether or not declared) or otherwise prior to the payment of any dividends, then the Corporation shall pay to such holders, out of funds legally available therefor, dividends in an amount equal to such tax determined at the highest marginal rate then in effect. The amount of any dividends actually paid from time to time pursuant to this Section B.1(c) shall reduce the amount of accumulated but unpaid dividends under Section B.1(a).

                  2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a) In the event of any liquidation, dissolution, or
winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation, and subject to the preferential rights of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive the amount of $.95 per share (the "Series A Original Issue Price") (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all accrued but unpaid dividends, without interest, before any payment or distribution of the assets and funds of the Corporation shall be made to or set apart pursuant to paragraph (b) below; provided, however, that if after the payment or provision for the payment of the debts and other liabilities of the Corporation, and after the payment to the holders of Series C Preferred Stock and Series B Preferred Stock of the amounts set forth in Section D.2(a) and Section C.2(a), respectively, the assets and funds of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of Series A Preferred Stock are entitled under this Section B.2(a), then: (i) the entire remaining assets and funds of the Corporation shall be distributed ratably to the holders of Series A Preferred Stock in proportion to the full amounts to which they are entitled under this Section B.2(a); and
(ii) the holders of Common Stock and Series B Preferred Stock shall in no event be entitled to participate in the distribution of such assets and funds pursuant to paragraph (b) below.

                           (b) After the payment to the holders of Series C
Preferred Stock of the amounts set forth in Section D.2(a) and the holders of Series B Preferred Stock of the amounts set forth in Section C.2(a) and the holders of Series A Preferred Stock of the amounts set forth in Sections B.2(a), the holders of Series B Preferred Stock and Common Stock shall be entitled to receive the remaining property, securities or other consideration available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by such stockholders or into which their shares of Series B Preferred Stock are convertible as of the date fixed for the determination of the amounts available for distribution.

                           (c) For purposes of this Section B.2, any transaction
which is described in Section C.2(d) or Section D.2(d) (but only if so determined by the holders of not less than 75% of the outstanding shares of either the Series B Preferred Stock or the Series C Preferred Stock pursuant to such respective sections) shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing in cash, securities or other property the amounts specified in Section B.2(a).

                           (d) Whenever the distribution provided for in this
Section B.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board.

                  3.       REDEMPTION.

                           (a) The Corporation shall redeem, from any source of
funds legally available therefor, the Series A Preferred Stock in three annual installments, beginning on April 18, 2003 and thereafter on April 18, 2004 and on April 18, 2005 (each a "Series A Redemption Date"), whereupon the remaining shares of Series A Preferred Stock outstanding shall be redeemed; provided that no shares of Series A Preferred Stock shall be redeemed pursuant to this Section B.3(a) unless and until all outstanding shares of Series B Preferred Stock and Series C Preferred Stock have been redeemed and all payments of the Series B Redemption Price and the Series C Redemption Price (as defined herein) in respect of the Series B Preferred Stock and the Series C Preferred Stock, respectively, have been made. The Corporation shall redeem the Series A Preferred Stock on the applicable Series A Redemption Dates by paying in cash in exchange for shares of the Series A Preferred Stock to be redeemed on such Series A Redemption Date an amount equal to $.95 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accumulated but unpaid dividends (whether or not declared) on such share (as to a Series A Redemption Date, the "Series A Redemption Price"). The number of shares of Series A Preferred Stock that the Corporation shall be required under this Section B.3(a) to redeem on any one Series A Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Series A Redemption Date, by (ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). The redemption of the Series A Preferred Stock required by this Section B.3(a) may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the outstanding shares of Series A Preferred Stock.

                           (b) As used herein and in Section B.3(c) below, the
term "Series A Redemption Date" shall refer to each "Series A Redemption Date." At least thirty (30) but no more than sixty (60) days prior to each Series A Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying: the number of shares to be redeemed from such holder; the Series A Redemption Date; the Series A Redemption Price; the place at which payment may be obtained; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Series A Redemption Notice"). Except as provided in Section B.3(c), on or after the Series A Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (c) From and after the Series A Redemption Date,
unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Series A Redemption Notice (except the right to receive the Series A Redemption Price of such shares without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Series A Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred held by each such holder. The shares of the Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Incorporation. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Series A Redemption Date but which the Corporation has not redeemed.

                  4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):

                           (a) RIGHT TO CONVERT. Subject to Section B.4(b)
hereof, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date of such share and prior to the close of business on the day prior to the Series A Redemption Date, if any, as may have been fixed in any Series A Redemption Notice with respect to such share of Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price, determined as hereafter provided, in effect on the date the certificate with respect to such share of Series A Preferred Stock is surrendered for conversion. The initial Series A Conversion Price per share for shares of Series A Preferred Stock shall be the Series A Original Issue Price; provided, however, that the Series A Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in this Section B.4. The Series A Conversion Price as of May 25, 1999 is $.95 per share.

                           (b) AUTOMATIC CONVERSION. Each share of Series A
Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price at the time in effect for such Series A Preferred Stock, upon the earlier of (i) the date specified by the affirmative vote or written consent of holders of at least 75% of the then outstanding shares of Series A Preferred Stock, or (ii) immediately upon the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the gross public offering price of which is at least 150% of the Series C Conversion Price, at the time in effect, per share and $20,000,000 in the aggregate (a "Qualified Public Offering") (except as provided below in Section B.4(c)).

                           (c) MECHANICS OF CONVERSION. Before any holder of
Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such share of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d) ADJUSTMENTS TO THE SERIES A CONVERSION PRICE FOR
CERTAIN DILUTIVE ISSUES.

                                    (i) SPECIAL DEFINITIONS. For purposes of
this Section B.4(d), Section C.4(d) and Section D.4(d), the following definitions apply:

                                            (A) "Options" shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                                            (B) "Convertible Securities" shall
mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                            (C) "Additional Shares of Common
Stock" shall mean all shares of Common Stock issued (or, pursuant to Section B.4(d)(iii), C.4(d)(ii), or D.4(d)(ii) deemed to be issued) by the Corporation after the Series A Original Issue Date for the initial shares of Series A Preferred Stock or the Series B Original Issue Date for the initial shares of Series B Preferred Stock or the Series C Original Issue Date for the initial shares of Series C Preferred Stock, as the case may be, other than shares of Common Stock issued or issuable:

                                                     (1) upon conversion of
shares of Preferred Stock;

                                                     (2) to officers, directors,
employees or consultants of the Corporation pursuant to stock options granted pursuant to the Corporation's stock option plan on terms approved by the Board, but not exceeding 6,297,354 shares of Common Stock (or such greater number approved by the Board) (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations;

                                                     (3) as a dividend or
distribution on Preferred Stock;

                                                     (4) for which adjustment of
the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price is made pursuant to Section B.4(e), C.4(e) or D.4(e);

                                                     (5) upon the conversion of
the convertible term note held by Mark Baiada in the principal amount of $500,000, subject to adjustment for all subdivisions and combinations;

                                                     (6) to Silicon Valley Bank
pursuant to a warrant granted to it but not exceeding 31,250 shares of Common Stock, subject to adjustment for all subdivisions and combinations; or

                                                     (7) upon exercise or
conversion of warrants and convertible subordinated secured notes to be issued to investors under the Convertible Subordinated Secured Note and Warrant Purchase Agreement by and among the Corporation and the investors listed therein, or Common Stock issued or issuable upon the conversion of the Series B Preferred Stock or the Series C Preferred Stock or other convertible securities received by the investors upon conversion of the convertible subordinated secured notes.

                                    (ii) NO ADJUSTMENT OF THE SERIES A
CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section B.4(d)(v) hereof) for the Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                                    (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exercise of such Convertible Securities and Options therefor, and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustments in the
Series A Conversion Price for the Series A Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Series A Preferred Stock);

                                            (C) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                     (1) in the case of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                                     (2) in the case of Options
for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section B.4(d)(iii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clause (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price on the original adjustment date, or (b) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                            (E) in the case of any Options which
expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                                    (iv) ADJUSTMENT OF THE SERIES A CONVERSION
PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time after the Series A Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully as-converted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A Conversion Price for the Series A Preferred Stock (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                                    (v) DETERMINATION OF CONSIDERATION. For
purposes of this Section B.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                            (A) CASH AND PROPERTY. Such
consideration shall:

                                                     (1) insofar as it consists
of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                                     (2) insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                                     (3) in the event Additional
Shares of Common Stock are issued together with the other shares or securities or other assets of the Corporation for consideration which covers both types of securities, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, with respect to the Additional Shares of Common Stock as determined in good faith by the Board.

                                            (B) OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section B.4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                                     (1) the total amount, if
any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                     (2) the maximum number of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                           (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK
DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Series A Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price for the Series A Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in

Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                           (f) ADJUSTMENTS FOR RECLASSIFICATION AND
REORGANIZATION. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class of classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.4(e) or a merger or other reorganization referred to in Section B.2(c)), the Conversion Price for the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                           (g) NO IMPAIRMENT. The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights against impairment.

                           (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of any Series A Conversion Price pursuant to this Section B.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

                           (i) NOTICES OF RECORD DATE. In the event that the
Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock, unless waived in writing by each such holder:

                                                     (1) at least twenty (20)
days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                                                     (2) in the case of the
matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (j) ISSUE TAXES. The Corporation shall pay any and
all issue and other transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation.

                           (l) FRACTIONAL SHARES. No fractional share shall be
issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

                           (m) NOTICES. Any notice required by the provisions of
this Section B.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  5.       VOTING RIGHTS.

                           (a) Subject to Sections B.5(b) and E of this Article
IV, the holders of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common

Stock (except as otherwise expressly provided herein or as required by law), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock and Series B Preferred Stock and Series C Preferred Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (b) Notwithstanding the foregoing, so long as any
shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred
Stock:

                                    (i) alter or change the rights, preferences
or privileges of the shares of Series A Preferred Stock;

                                    (ii) increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series A Preferred Stock or issue, or obligate itself to issue, shares of Series A Preferred Stock; or

                                    (iii) authorize or issue, or obligate itself
to issue, any other equity security, including any other security convertible into or exercisable for any equity security, senior to or on parity with the Series A Preferred Stock with respect to voting rights, dividend rights, redemption rights or liquidation preferences.

                  6. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section B.3 or Section B.4 hereof or otherwise purchased or acquired by the Corporation, the shares so converted, redeemed, purchased or otherwise acquired shall be canceled and shall not be issuable by the Corporation. The Third Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         C. SERIES B PREFERRED STOCK. The Series B Preferred Stock shall have the preferences, powers, qualifications, limitations and restrictions applicable thereto as follows:

                  1.       DIVIDENDS.

                           (a) Subject to the prior rights of holders of the
Series C Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation at the rate of $.078 per share per annum for the Series B Preferred Stock, commencing on the date of issuance of such share of Series B Preferred Stock (the "Series B Original Issue Date"), payable when and as declared by the Board. Such dividends shall accrue on each share from the Series B Original Issue Date of such share, and shall accrue thereafter from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, if all or any portion of such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. No dividend or distribution in cash, shares of stock or other property on the Series A Preferred Stock (other than in respect of dividends for periods prior to the Series B Original Issue Date) shall be declared or paid or set apart for payment unless, at the same time, a dividend or distribution is declared or paid or set apart, as the case may be, on the Series B Preferred Stock payable on the same date, in an amount which bears the same proportion to the amount of such dividend or distribution on the Series A Preferred Stock as the amount of the annual cash dividend on the Series A Preferred Stock specified in the first sentence of Section B.1(a) bears to the annual cash dividend on the Series B Preferred Stock specified in the first sentence of this Section C.1(a), and any cash dividend or distribution so paid to the holders of Series B Preferred Stock shall be credited against the cash dividend otherwise payable under the first sentence of this Section C.1(a). The payment of any dividend on the Series B Preferred Stock may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series B Preferred Stock. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest. Upon conversion of the Series B Preferred Stock into shares of Common Stock in accordance with Section C.4: (i) the Corporation shall pay to the holders of shares of Series B Preferred Stock so converted all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series B Preferred Stock to the extent assets are legally available therefor; or (ii) at the election of the holder of the Series B Preferred Stock so converted, and subject to the approval of the holders of at least a majority of the then outstanding shares of Common Stock, such holder shall have the right to exchange any and all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series B Preferred Stock for shares of Common Stock at the then fair market value as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board. Any accumulated dividends (whether or not declared) on the Series B Preferred Stock that become payable but were not paid because assets were not legally available therefor shall be paid promptly as assets become legally available therefor, and any partial payment shall be made pro rata among the holders of such shares.

                           (b) In addition to the dividends set forth in Section
C.1(a), in the event that the Corporation shall declare a non-cash dividend or distribution upon its Common Stock including, without limitation, any distribution of capital stock (other than Common Stock) of the Corporation, stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, other assets or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series B Preferred Stock are convertible as of the date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                           (c) Subject to the prior rights of the Series C
Preferred Stock, in the event that it is determined that the holders of shares of Series B Preferred Stock are subject to the payment of federal or state income tax with respect to any accrued but unpaid dividends (whether or not declared) or otherwise prior to the payment of any dividends, then the Corporation shall pay to such holders, out of funds legally available therefor, dividends in an amount equal to such tax determined at the highest marginal rate then in effect. The amount of any dividends actually paid from time to time pursuant to this Section C.1(c) shall reduce the amount of accumulated but unpaid dividends under Section C.1(a).

                  2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a) In the event of any liquidation, dissolution, or
winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation, and subject to the preferential rights of the outstanding shares of Series C Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive the amount of $1.296 per share (the "Series B Original Issue Price") (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus interest thereon accruing daily and compounding annually at 8.5% per annum [prime rate as of the closing date], plus an amount equal to all accrued but unpaid dividends, without interest, before any payment or distribution of the assets and funds of the Corporation shall be made to or set apart for the holders of any other capital stock in respect of their shares of such class or series of stock (except payments to satisfy the preferential amounts due to the Series C Preferred Stock); provided, however, that if after the payment or provision for the payment of the debts and other liabilities of the Corporation and the payments to satisfy the preferential amounts due to the Series C Preferred Stock, the assets and funds of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of Series B Preferred Stock are entitled under this Section C.2(a), then: (i) the entire remaining assets and funds of the Corporation shall be distributed ratably to the holders of Series B Preferred Stock in proportion to the full amounts to which they are entitled under this Section C.2(a); and
(ii) the holders of the Series A Preferred Stock and the Common Stock shall in no event be entitled to participate in the distribution of such assets and funds in respect of their Series A Preferred Stock or Common Stock, as the case may be.

                           (b) After the payment to the holders of Series C
Preferred Stock of the amounts set forth in Section D.2(a) and the holders of Series B Preferred Stock of the amounts set forth in Section C.2(a), the holders of Series A Preferred Stock shall be paid the amounts set forth in Section B.2(a) and then the holders of Series B Preferred Stock and the Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by such stockholders or into which their shares of Series B Preferred Stock are convertible as of the date fixed for the determination of the amounts available for distribution.

                           (c) Notwithstanding the provisions of Sections C.2(a)
and C.2(b) above, if the total value of property, securities or other consideration to be distributed and/or received per share of Common Stock (assuming the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into Common Stock) pursuant to Sections C.2(a) and C.2(b) is equal to or greater than $2.60 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), then the holders of Series A Preferred Stock and Series B Preferred Stock and Common Stock will receive such property, securities or other consideration ratably in proportion to the number of shares of Common Stock held by such stockholders or into which their shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the date fixed for the determination of the amounts available for distribution.

                           (d) For purposes of this Section C.2, at the sole
discretion of the holders of not less than 75% of the outstanding shares of Series B Preferred Stock: (i) any acquisition of the

Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which all or substantially all of the outstanding shares of the Corporation are exchanged for securities or other consideration issued by the acquiring entity or its subsidiary; (ii) the acquisition by any person or group of persons of "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of 75% or more of the ordinary voting power of the outstanding shares of capital stock of the Corporation; or (iii) any sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up and shall entitle the holders of the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock to receive at the closing, in cash, securities or other property the amounts specified in Sections A.2, B.2(a), B.2(b), C.2(a), C.2(b), C.2(c) and D.2(a).

                           (e) Whenever the distribution provided for in this
Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board.

                  3.       REDEMPTION.

                           (a) Subject to the preferential rights of the
outstanding shares of Series C Preferred Stock, the Corporation shall redeem, from any source of funds legally available therefor, the Series B Preferred Stock, in priority and preference over the Series A Preferred Stock, in four semi-annual installments, beginning on October 18, 2001 and thereafter on April 18, 2002, October 18, 2002 and on April 18, 2003 (each a "Series B Redemption Date"), whereupon the remaining shares of Series B Preferred Stock outstanding shall be redeemed. The Corporation shall redeem the Series B Preferred Stock on the applicable Series B Redemption Dates by paying in cash in exchange for shares of the Series B Preferred Stock to be redeemed on such Series B Redemption Date an amount equal to $1.296 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus interest thereon accruing daily and compounding annually at 8.5% per annum, plus all accumulated but unpaid dividends (whether or not declared) on such share (as to a Series B Redemption Date, the "Series B Redemption Price"). The number of shares of Series B Preferred Stock that the Corporation shall be required under this Section C.3(a) to redeem on any one Series B Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Series B Redemption Date, by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies). The redemption of the Series B Preferred Stock required by this Section C.3(a) may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the outstanding shares of Series B Preferred Stock.

                           (b) As used herein and in Section C.3(c) below, the
term "Series B Redemption Date" shall refer to each "Series B Redemption Date." At least thirty (30) but no more than sixty (60) days prior to each Series B Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying: the number of shares to be redeemed from such holder; the Series B Redemption Date; the Series B Redemption Price; the place at which payment may be obtained; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Series B Redemption Notice"). Except as provided in Section C.3(c), on or after the Series B Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (c) From and after the Series B Redemption Date,
unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Series B Redemption Notice (except the right to receive the Series B Redemption Price of such shares without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on any Series B Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series B Preferred Stock held by each such holder. The shares of the Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Third Amended and Restated Certificate of Incorporation. Subject to the preferential rights of the Series C Preferred Stock, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Series B Redemption Date but which the Corporation has not redeemed.

                  4. CONVERSION. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Series B Conversion Rights"):

                           (a) RIGHT TO CONVERT. Subject to Section C.4(b)
hereof, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Series B Original Issue Date of such share and prior to the close of business on the day prior to the Series B Redemption Date, if any, as may have been fixed in any Series B Redemption Notice with respect to such share of Series B Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price, determined as hereafter provided, in effect on the date the certificate with respect to such share of the Series B Preferred Stock is surrendered for conversion. The initial Series B Conversion Price per share shall be the Series B Original Issue Price; provided, however, that the Series B Conversion Price shall be subject to adjustment as set forth in this Section C.4. The Series B Conversion Price as of May 25, 1999 is $.62 per share.

                           (b) AUTOMATIC CONVERSION. Each share of Series B
Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price at the time in effect, upon the earlier of (i) the date specified by the affirmative vote or written consent of holders of at least 75% of the then outstanding shares of Series B Preferred Stock, or (ii) immediately upon a Qualified Public Offering of the Corporation's Common Stock (except as provided below in Section C.4(c)).

                           (c) MECHANICS OF CONVERSION. Before any holder of
Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable, thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such share of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN
DILUTIVE ISSUES.

                                    (i) NO ADJUSTMENT OF THE SERIES B CONVERSION
PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.4(d)(iv) hereof) for the Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue.

                                    (ii) DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exercise of such Convertible Securities and Options therefor, and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustments in the
Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series B Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Series B Preferred Stock);

                                            (C) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                     (1) in the case of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                                     (2) in the case of Options
for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.4(d)(iii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clause (B) or (C) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price on the original adjustment date, or (b) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                            (E) in the case of any Options which
expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                                    (iii) ADJUSTMENT OF CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time after the Series B Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.4(d)(ii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully as-converted basis, as if all shares of Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series B Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series B Conversion Price (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                                    (iv) DETERMINATION OF CONSIDERATION. For
purposes of this Section C.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                            (A) CASH AND PROPERTY. Such
consideration shall:

                                                     (1) insofar as it consists
of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                                     (2) insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                                     (3) in the event Additional
Shares of Common Stock are issued together with the other shares or securities or other assets of the Corporation for consideration which covers both types of securities, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, with respect to the Additional Shares of Common Stock as determined in good faith by the Board.

                                            (B) OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.4(d)(ii), relating to Options and Convertible Securities shall be determined by dividing:

                                                     (1) the total amount, if
any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                     (2) the maximum number of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                           (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK
DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Series B Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                           (f) ADJUSTMENTS FOR RECLASSIFICATION AND
REORGANIZATION. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.4(e) or a merger or other reorganization referred to in Section C.2(d)), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

                           (g) NO IMPAIRMENT. The Corporation will not, by
amendment of its Third Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                           (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of any Series B Conversion Price pursuant to this Section C.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

                           (i) NOTICES OF RECORD DATE. In the event that the
Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock, unless waived in writing by each such holder:

                                                     (1) at least twenty (20)
days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                                                     (2) in the case of the
matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (j) ISSUE TAXES. The Corporation shall pay any and
all issue and other transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation.

                           (l) FRACTIONAL SHARES. No fractional share shall be
issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

                           (m) NOTICES. Any notice required by the provisions of
this Section C.4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  5.       VOTING RIGHTS.

                           (a) Subject to Sections C.5(b) and E of this Article
IV, the holders of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (b) Notwithstanding the foregoing, so long as any
shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series B Preferred
Stock:

                                    (i) alter or change the rights, preferences
or privileges of the shares of Series B Preferred Stock;

                                    (ii) increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series B Preferred Stock or issue, or obligate itself to issue, shares of Preferred Stock; or

                                    (iii) authorize or issue, or obligate itself
to issue, any other equity security, including any other security convertible into or exercisable for any equity security, senior to or on parity with the Series B Preferred Stock with respect to voting rights, dividend rights, redemption rights or liquidation preferences.

                  6. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section C.3 or Section C.4 hereof or otherwise purchased or acquired by the Corporation, the shares so converted, redeemed, purchased or otherwise acquired shall be canceled and shall not be issuable by the Corporation. The Third Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         D. SERIES C PREFERRED STOCK. The Series C Preferred Stock shall have the preferences, powers, qualifications, limitations and restrictions applicable thereto as follows:

                  1.       DIVIDENDS.

                           (a) The holders of Series C Preferred Stock shall be
entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation at the rate of $.1632 per share per annum for the Series C Preferred Stock, commencing on the date of issuance of such share of Series C Preferred Stock (the "Series C Original Issue Date"), payable when and as declared by the Board. Such dividends shall accrue on each share from the Series C Original Issue Date of such share, and shall accrue thereafter from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, if all or any portion of such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Series B Preferred Stock, the Series A Preferred Stock or the Common Stock. The payment of any dividend on the Series C Preferred Stock may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series C Preferred Stock. Any accumulation of dividends on the Series C Preferred Stock shall not bear interest. Upon conversion of the Series C Preferred Stock into shares of Common Stock in accordance with Section D.4: (i) the Corporation shall pay to the holders of shares of Series C Preferred Stock so converted all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series C Preferred Stock to the extent assets are legally available therefor; or (ii) at the election of the holder of the Series C Preferred Stock so converted, and subject to the approval of the holders of at least a majority of the then outstanding shares of Common Stock, such holder shall have the right to exchange any and all accumulated and unpaid dividends (whether or not declared) with respect to such shares of Series C

Preferred Stock for shares of Common Stock at the then fair market value as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board. Any accumulated dividends (whether or not declared) on the Series C Preferred Stock that become payable but were not paid because assets were not legally available therefor shall be paid promptly as assets become legally available therefor, and any partial payment shall be made pro rata among the holders of such shares.

                           (b) In addition to the dividends set forth in Section
D.1(a), in the event that the Corporation shall declare a non-cash dividend or distribution upon its Common Stock including, without limitation, any distribution of capital stock (other than Common Stock) of the Corporation, stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, other assets or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), the holders of Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series C Preferred Stock are convertible as of the date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                           (c) In the event that it is determined that the
holders of shares of Series C Preferred Stock are subject to the payment of federal or state income tax with respect to any accrued but unpaid dividends (whether or not declared) or otherwise prior to the payment of any dividends, then the Corporation shall pay to such holders, out of funds legally available therefor, dividends in an amount equal to such tax determined at the highest marginal rate then in effect. The amount of any dividends actually paid from time to time pursuant to this Section D.1(c) shall reduce the amount of accumulated but unpaid dividends under Section D.1(a).

                  2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a) In the event of any liquidation, dissolution, or
winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive the amount of $2.72 per share (the "Series C Original Issue Price") (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus interest thereon accruing daily and compounding annually at 8.5% per annum, plus an amount equal to all accrued but unpaid dividends, without interest, before any payment or distribution of the assets and funds of the Corporation shall be made to or set apart for the holders of any other capital stock in respect of their shares of such class or series of stock; provided, however, that if after the payment or provision for the payment of the debts and other liabilities of the Corporation, the assets and funds of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of Series C Preferred Stock are entitled under this Section D.2(a), then: (i) the entire remaining assets and funds of the Corporation shall be distributed ratably to the holders of Series C Preferred Stock in proportion to the full amounts to which they are entitled under this Section D.2(a); and (ii) the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock shall in no event be entitled to participate in the distribution of such assets and funds in respect of their Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be.

                           (b) For purposes of this Section C.2, at the sole
discretion of the holders of not less than 75% of the outstanding shares of Series C Preferred Stock: (i) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which all or substantially all of the outstanding shares of the Corporation are exchanged for securities or other consideration issued by the acquiring entity or its subsidiary; (ii) the acquisition by any person or group of persons of "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of 75% or more of the ordinary voting power of the outstanding shares of capital stock of the Corporation; or
(iii) any sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up and shall entitle the holders of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock to receive at the closing, in cash, securities or other property the amounts specified in Sections A.2, B.2(a) and B.2(b), C.2(a), and C.2(b), and D.2(a).

                           (c) Whenever the distribution provided for in this
Section D.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the unanimous vote of the Board or, if the Board is unable to unanimously agree on the fair market value, by an independent appraiser selected by the unanimous vote of the Board.

                  3.       REDEMPTION.

                           (a) The Corporation shall redeem, from any source of
funds legally available therefor, the Series C Preferred Stock, in priority and preference over the Series B Preferred Stock and the Series A Preferred Stock, in four semi-annual installments, beginning on October 18, 2001 and thereafter on April 18, 2002, October 18, 2002 and on April 18, 2003 (each a "Series C Redemption Date"), whereupon the remaining shares of Series C Preferred Stock outstanding shall be redeemed. The Corporation shall redeem the Series C Preferred Stock on the applicable Series C Redemption Dates by paying in cash in exchange for shares of the Series C Preferred Stock to be redeemed on such Series C Redemption Date an amount equal to $2.72 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus interest thereon accruing daily and compounding annually at 8.5% per annum, plus all accumulated but unpaid dividends (whether or not declared) on such share (as to a Series C Redemption Date, the "Series C Redemption Price"). The number of shares of Series C Preferred Stock that the Corporation shall be required under this Section D.3(a) to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Series C Redemption Date, by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). The redemption of the Series C Preferred Stock required by this Section D.3(a) may be waived or delayed, in whole or in part, upon the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series C Preferred Stock.

                           (b) As used herein and in Section D.3(c) below, the
term "Series C Redemption Date" shall refer to each "Series C Redemption Date." At least thirty (30) but no more than sixty (60) days prior to each Series C Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying: the number of shares to be redeemed from such holder; the Series C Redemption Date; the Series C Redemption Price, the place at which payment may be obtained; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Series C Redemption Notice"). Except as provided in Section D.3(c), on or after the Series C Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (c) From and after the Series C Redemption Date,
unless there shall have been a default in payment of the Series C Redemption Price, all rights of the holders of shares of Series C Preferred Stock designated for redemption in the Series C Redemption Notice (except the right to receive the Series C Redemption Price of such shares without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any Series C Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series C Preferred Stock held by each such holder. The shares of the Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Third Amended and Restated Certificate of Incorporation. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Series C Redemption Date but which the Corporation has not redeemed.

                  4. CONVERSION. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Series C Conversion Rights"):

                           (a) RIGHT TO CONVERT. Subject to Section D.4(b)
hereof, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Series C Original Issue Date of such share and prior to the close of business on the day prior to the Series C Redemption Date, if any, as may have been fixed in any Series C Redemption Notice with respect to such share of Series C Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price, determined as hereafter provided, in effect on the date the certificate with respect to such share of Series C Preferred Stock is surrendered for conversion. The initial Series C Conversion Price per share shall be the Series C Original Issue Price; provided, however, that the Series C Conversion Price shall be subject to adjustment as set forth in this Section D.4.

                           (b) AUTOMATIC CONVERSION. Each share of Series C
Preferred Stock shall automatically be converted into shares of Common Stock at the Series C Conversion Price at the time in effect, upon the earlier of (i) the date specified by the affirmative vote or written consent of holders of a majority of the then outstanding shares of Series C Preferred Stock, or (ii) immediately upon a Qualified Public Offering of the Corporation's Common Stock (except as provided below in Section D.4(c)).

                           (c) MECHANICS OF CONVERSION. Before any holder of
Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable, thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such share of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering shares of Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN
DILUTIVE ISSUES.

                                    (i) NO ADJUSTMENT OF SERIES C CONVERSION
PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be made in respect of: (i) any future issuance of Options (or upon the issuance of Common Stock upon the exercise of such Options) to employees of the Corporation so long as the exercise price of such Options equals or exceeds the fair market value per share of Common Stock on the date of grant as determined in good faith by the Board; or (ii) the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section D.4(d)(iv) hereof) for the Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue.

                                    (ii) DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exercise of such Convertible Securities and Options therefor, and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustments in the
Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Series C Preferred Stock);

                                            (C) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                     (1) in the case of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                                     (2) in the case of Options
for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section D.4(d)(iii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clause (B) or (C) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (a) the Series C Conversion Price on the original adjustment date, or (b) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                            (E) in the case of any Options which
expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                                    (iii) ADJUSTMENT OF CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. Except for Series C Preferred Stock held by persons that exercise fully their rights of first offer pursuant to Section E.4 (each, a "Fully-Exercising Holder") in connection with the issuance of Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section D.4(2)(ii)), in the event the Corporation, at any time after the Series C Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section D.4(d)(ii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price of all shares of Series C Preferred Stock (except those shares held by Fully-Exercising Holders) shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully as-converted basis, as if all shares of Series C Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series C Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series C Conversion Price (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question. The Series C Conversion Price for shares of Series C Preferred Stock held by Fully-Exercising Holders shall be adjusted concurrently with such issue to become the per share price of the Additional Shares of Common Stock issued.

                                    (iv) DETERMINATION OF CONSIDERATION. For
purposes of this Section D.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                            (A) CASH AND PROPERTY. Such
consideration shall:

                                                     (1) insofar as it consists
of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                                     (2) insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                                     (3) in the event Additional
Shares of Common Stock are issued together with the other shares or securities or other assets of the Corporation for consideration which covers both types of securities, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, with respect to the Additional Shares of Common Stock as determined in good faith by the Board.

                                            (B) OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section D.4(d)(ii), relating to Options and Convertible Securities shall be determined by dividing:

                                                     (1) the total amount, if
any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                     (2) the maximum number of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                           (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK
DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Series C Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                           (f) ADJUSTMENTS FOR RECLASSIFICATION AND
REORGANIZATION. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section D.4(e) or a merger or other reorganization referred to in Section D.2(b)), the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change.

                           (g) NO IMPAIRMENT. The Corporation will not, by
amendment of its Second Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series C Conversion Rights of the holders of the Series C Preferred Stock against impairment.

                           (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of any Series C Conversion Price pursuant to this Section D.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

                           (i) NOTICES OF RECORD DATE. In the event that the
Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C Preferred Stock, unless waived in writing by each such holder:

                                                     (1) at least twenty (20)
days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                                                     (2) in the case of the
matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (j) ISSUE TAXES. The Corporation shall pay any and
all issue and other transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation.

                           (l) FRACTIONAL SHARES. No fractional share shall be
issued upon the conversion of any share or shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

                           (m) NOTICES. Any notice required by the provisions of
this Section D.4 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  5.       VOTING RIGHTS.

                           (a) Subject to Section D.5(b), the holders of each
share of Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series C Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock and the Series A Preferred Stock and Series B Preferred Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (b) Notwithstanding the foregoing, so long as 20% or
more of the shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

                                    (i) authorize or issue any class or series
of equity security having equal or superior rights as to payment upon liquidation, dissolution or a winding up of the Corporation;

                                    (ii) redeem or repurchase any outstanding
capital stock except for any stock held by any employee, officer, director, consultant or affiliate that is subject to repurchase rights (or rights of first refusal) in favor of the Corporation;

                                    (iii) enter into any agreement that would
restrict the Corporation's ability to perform under the Preferred Stock Purchase Agreement entered into in connection with the offer and sale of the Series C Preferred Stock by the Corporation;

                                    (iv) amend this Third Amended and Restated
Certificate of Incorporation or the Corporation's By-Laws in any way, or file a certificate of designation, that would adversely affect the rights and preferences of the holders of the Series C Preferred Stock as a class (except that the Corporation may complete a reverse split of its Common Stock without the consent of the holders of the Series C Preferred Stock);

                                    (v) authorize or effect the payment of
dividends or other distributions on any capital stock of the Corporation; or

                                    (vi) if the total consideration per share
received by the holders of the Series C Preferred Stock, directly or in liquidation or distributions, less the value of all previous dividends and distributions, is less than 150% of the Series C Conversion Price, at the time in effect:

                                            (A) sell, license or otherwise
dispose of all, or substantially all, of the assets or business of the Corporation or authorize any winding up or liquidation of the Corporation, or

                                            (B) execute any transaction such as
a sale, merger, or other change of control transaction.

                  6. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section D.3 or Section D.4 hereof or otherwise purchased or acquired by the Corporation, the shares so converted, redeemed, purchased or otherwise acquired shall be canceled and shall not be issuable by the Corporation. The Third Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         E.       CERTAIN VOTING RIGHTS; DIRECTORS; RIGHT OF FIRST OFFER.

                  1.       BOARD OF DIRECTORS.

                           (a) Subject to Section E.2(a) of this Article IV, the
Board shall consist of six (6) members. For so long as General Electric Capital Corporation ("GE Capital") holds shares of the Corporation's capital stock, GE Capital shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of Series A Preferred Stock, as a class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of the Common Stock, as a class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of the Series A Preferred Stock and the Series B Preferred Stock and the Common Stock, voting together as a class, shall be entitled to elect, two (2) members of the Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. In addition, for so long as each of Patricof & Co. Ventures (which term refers to the group of funds that include APA Excelsior IV, L.P., Coutts & Co. (Cayman) Ltd., Cust. for APA Excelsior IV/Offshore, L.P., The P/A Fund, L.P. and Patricof Private Investment Club, L.P.) and GE Capital holds shares of the Corporation's capital stock, Patricof & Co. Ventures and GE Capital shall each be entitled to have one observer selected by Patricof & Co. Ventures or GE Capital, as the case may be, present at all meetings (whether in person, by telephone or video conference) of the Board and such observers shall have the same access to information concerning the business and operations of the Corporation and at the same time as directors of the Corporation and shall be entitled to participate in discussions and consult with the Board at each such meeting, without voting.

                           (b) In the case of any vacancy in the office of a
director occurring among the directors elected by GE Capital or the holders of the Series A Preferred Stock or Common Stock pursuant to the second, third and fourth sentences of Section D.1(a) hereof, the remaining director so elected by the holders of the Series A Preferred Stock, in the case of a vacancy in the office of a director elected by the holders of the Series A Preferred Stock, or if there is no such director remaining, the holders of the Series A Preferred Stock by the affirmative vote of the holders of a majority of such shares, or, in the case of a vacancy in the office of a director elected by GE Capital or by the holders of the Common Stock, GE Capital or the holders of the Common Stock by the affirmative vote of the holders of a majority of such shares, as the case may be, may elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or Common Stock or GE Capital or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred Stock, or Common Stock or by GE Capital, as the case may be.

                  2.       DEFAULT RIGHTS.

                           (a) So long as any shares of Series A Preferred Stock
or Series B Preferred Stock remain outstanding, in the event that the Corporation (i) materially breaches its representations or warranties in (1) the Stock Purchase Agreement, dated April 22, 1998, between the Corporation and certain purchasers of the Series B Preferred Stock, or (2) the Stock Purchase Agreement, dated April 18, 1997, between the Corporation and certain purchasers of the Series A Preferred Stock, or (ii) materially breaches or fails to perform its agreements in the Second Restated Investors' Rights Agreement, dated May 25, 1999, between the Corporation and certain purchasers of the Preferred Stock, or
(iii) fails to pay any dividends required to be paid in respect of any shares of Series A Preferred Stock or Series B


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

Preferred Stock or to redeem any shares of Series A Preferred Stock or Series B Preferred Stock required to be redeemed under this Article IV ("Events of Default"), then the holders of the Series A Preferred Stock and the Series B Preferred Stock shall (immediately upon the giving of written notice to the Corporation by the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock) be entitled to elect a majority of the members of the Board of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining members of the Board. Whenever such right shall become operative, (i) the Corporation shall increase the number of directors comprising the Board to such number or, alternatively, procure the removal or resignation of such number of incumbent directors, as may be necessary to allow the holders of the Series A Preferred Stock and the Series B Preferred Stock to exercise such right, and (ii) the Corporation shall take any and all such further actions as may be necessary to allow the holders of the Series A Preferred Stock and the Series B Preferred Stock to exercise such right. If, after the election of a new Board pursuant to this Section E.2(a), all Events of Default are cured, then the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be divested of the special voting rights specified in this Section E.2(a). The special voting rights of this Section E.2(a) shall again accrue to the holders of the Series A Preferred Stock and the Series B Preferred Stock in case of any later occurrence of an Event of Default. Upon the termination of any such special voting rights as provided in this Section E.2(a), the Board shall promptly call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

                           (b) Whenever under the provisions of Section E.2(a)
hereof, the right shall have accrued to the holders of the Series A Preferred Stock and the Series B Preferred Stock to vote to elect a majority of the Corporation's directors, the Board shall, within ten (10) days after delivery to the Corporation at its principal office of a request to such effect by the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, call a special meeting of stockholders for the election of directors, to be held upon not less than ten (10) nor more than twenty (20) days' notice to such holders. If such notice of meeting is not given within the ten (10) days required above, the holders of the Series A Preferred Stock and the Series B Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of the Corporation. At any meeting so called or at any other meeting held while the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall have the voting power provided in Section E.2(a), the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of directors as herein provided. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock and the Series B Preferred Stock pursuant to Section E.2(a), the remaining directors so elected by such stockholders may, by the affirmative vote of a majority thereof (or the remaining director so elected if there be but one), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, provided that if there are no remaining directors so elected by such stockholders, the vacancies may be filled by the affirmative vote of the holders of at least 75% of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Any directors who shall have been elected by the holders of the Series A Preferred Stock and the Series B Preferred Stock or by any directors so elected as provided in the immediately preceding sentence may be removed during their term of office, either with or without cause, by, and only by, the affirmative vote of the holders of at least 75% of the shares of Series A Preferred Stock and Series B


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

Preferred Stock then outstanding, given either at a special meeting of such stockholders duly called for that purpose, or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of the Series A Preferred Stock and the Series B Preferred Stock represented at such meeting or pursuant to such written consent.

                  3.       RESTRICTIONS AND LIMITATIONS.

                  So long as any shares of Series A Preferred Stock or Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting as one class on a fully-diluted basis):

                                    (i) sell, convey, lease, transfer or
otherwise dispose of or encumber all or substantially all of its assets or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation or to effectuate a reincorporation for the purpose of changing domicile) or effect any transaction or series of related transactions in which more than twenty percent (20%) of the voting power of the Corporation is disposed of;

                                    (ii) amend the Corporation's Certificate of
Incorporation or the Bylaws;

                                    (iii) declare or pay any dividend or
distribution of cash, shares or other assets or funds of the Corporation;

                                    (iv) repurchase, redeem or otherwise acquire
for value (or pay into or set aside for a sinking fund for such purpose) any shares of Series A Preferred Stock or Series B Preferred Stock except pursuant to the redemption provisions in Section B.3 or C.3 hereof or pursuant to the conversion provisions in Section B.4 or C.4 hereof;

                                    (v) repurchase, redeem or otherwise acquire
for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock except pursuant to the repurchase provisions contained in the Second Restated Right of First Refusal and Co-Sale Agreement or pursuant to the Corporation's stock option plan on terms approved by the Board;

                                    (vi) permit any subsidiary to issue or sell,
or obligate itself to issue or sell, except to the Corporation or any wholly-owned subsidiary, any stock of such subsidiary; or

                                    (vii) increase the number of shares of
Common Stock available for option grants under the Corporation's stock option plan.

                  4. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section E.4, the Corporation hereby grants to each holder of Preferred Stock (a "Holder") a right of first offer with respect to future sales by the Corporation of its Shares (as hereinafter defined). Each time the Corporation proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Corporation shall first make an offering of such Shares to each Holder in accordance with the following provisions:

                           (a) The Corporation shall deliver a notice by
certified mail ("NOTICE") to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           (b) Within twenty (20) calendar days after receipt of
the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that number of shares of Common Stock issuable or issued (i) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock issued or issuable by the Corporation or (ii) upon exercise of the warrants to purchase shares of the Corporation's Common Stock issued pursuant to the Convertible Subordinated Secured Note and Warrant Purchase Agreement, dated as of January 21, 1999, by and between the Corporation and the investors signatory thereto or (iii) as a result of a dividend or distribution or stock split or reclassification of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock or the Common Stock issued or issuable upon conversion thereof ("Registrable Securities") issued and held by such Holder bears to the total number of shares of Common Stock of the Corporation then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Corporation shall promptly in writing, inform each Fully-Exercising Holder (i.e, a Holder that purchases all of the shares available to it) of any other Holder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which the Holders were entitled to subscribe but that were not subscribed for by the Holders that is equal to the proportion that the number of shares of the Registrable Securities then held by such Fully-Exercising Holder bears to the total number of shares of the Registrable Securities issued and held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

                           (c) If all Shares that the Holders are entitled to
obtain pursuant to Section E.4(b) are not elected to be obtained as provided in Section E.4(b) hereof, the Corporation may, during the 30-day period following the expiration of the period provided in Section E.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Corporation does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

                           (d) The right of first offer in this Section E.4
shall not be applicable (i) to the issuance or sale of 700,000 shares of Common Stock upon conversion of the convertible term note held by Mark Baiada in the principal amount of $500,000, or (ii) to the issuance or sale of shares of Common Stock upon exercise of the outstanding options of the Corporation to be issued to Bob Bickel on or after April 18, 1997 in the amount of 300,000, or
(iii) to the issuance or grant of options (and the issuance and sale of Common Stock upon exercise of such options) to employees of the Corporation pursuant to the Corporation's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan or any successor plan so long as such issuance has been approved by the Board of Directors of the Corporation, or (iv) the issuance of Series A Preferred Stock or Series B Preferred Stock and the issuance of Common Stock on conversion or exercise thereof, or (v) the issuance of Common Stock as a stock dividend to holders of Common Stock upon any subdivision or combination of shares of Common Stock, or (vi) shares of Common Stock issued in connection with a Qualified Public Offering, or (vii) the


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

issuance of securities pursuant to the conversion or exercise of convertible securities, or (viii) the issuance of securities in connection with a bona fide business acquisition of or by the Corporation, whether by merger, reincorporation, consolidation, sale of assets, sale or exchange of stock or otherwise so long as such issuance has been approved by at least a majority of the Registrable Securities then outstanding, or (ix) the issuance of stock, warrants or other securities or rights to persons or entities with which the Corporation has business relationships, provided such issuances have been approved by the Corporation's Board and are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed two percent (2%) of the then outstanding Common Stock of the Corporation (assuming full conversion and exercise of all convertible securities).

                           (e) The right of first offer set forth in this
Section E.4 may not be assigned or transferred, except that (i) such right is assignable, in whole or in part, by each Holder to any wholly owned subsidiary, parent or partner of, or to any corporation, person or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable, in whole or in part, between and among any of the Holders, and (iii) such right is assignable, in whole or in part, by the Holder to the ancestors, descendants, siblings or spouse of the Holder or to trusts for the benefit of such persons, provided any such assignee shall agree, in writing, to be bound by and comply with all the provisions of this Certificate, the Second Restated First Refusal and Co-Sale Agreement by and among the Corporation and certain stockholders dated May 25, 1999 and the Restated Voting Agreement by and among the Corporation and certain stockholders dated April 23, 1998 as if any such shares purchased by the Holder had been purchased by the assign.




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

                                    ARTICLE V

         BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board shall have the power, subject to the provisions of Sections B.5, C.5, D.5 and E of Article IV, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board shall not divest the stockholders of nor limit their power, subject to the provisions of Sections B.5, C.5, D.5 and E of Article IV, to adopt, amend, repeal or otherwise alter the Bylaws.

                                   ARTICLE VI

         ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

         AMENDMENT AND REPEAL. The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

         DIRECTOR LIABILITY. A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provisions of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   * * * * * *



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